UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2023

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Euclid Avenue, Pasadena, California 91101

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	ARE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2023, the Board of Directors (the “Board”) of Alexandria Real Estate Equities, Inc. (the “Company”), accepted the resignation of Jennifer Friel Goldstein as a director of the Company, effective as of March 15, 2023. Ms. Goldstein had tendered her resignation due to a change in her occupation pursuant to the Company’s Corporate Governance Guidelines. There were no disagreements between Ms. Goldstein and the Company, or between the Company and Ms. Goldstein, on any matter relating to the Company’s operations, policies or practices.

Ms. Goldstein served as a director of the Company since 2020 and was a member of the Board’s Audit Committee and Science, Agtech & Technology Committee. The Board thanks Ms. Goldstein for her loyal and dedicated service to the Company.

In connection with the acceptance of Ms. Goldstein’s resignation, the Board decreased the size of the Board from eight members to seven members, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

March 24, 2023	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
President and Chief Financial Officer